UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 2, 2009
COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1800 — 114th Avenue SE
BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (425) 943-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Coinstar, Inc. (“Coinstar”) held on June 2, 2009, the stockholders of Coinstar approved the amendment and restatement of the Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (the “1997 Plan”) to: (i) increase the total number of shares available for issuance under the 1997 Plan by 600,000 shares, from 8,117,274 to 8,717,274; (ii) increase the limit on the number of shares that can be issued as stock awards under the 1997 Plan by 200,000 shares, from 600,000 to 800,000; (iii) eliminate the ability to use reacquired shares for issuance pursuant to awards under the 1997 Plan; and (iv) revise and clarify the provisions relating to performance measures that may apply to stock awards granted under the 1997 Plan.

Item 8.01	Other Events.
At the Annual Meeting, the following actions were taken:
1. Election of Directors.

	For	Against	Abstain
Paul D. Davis	26,901,198	167,734	4,592
Daniel W. O’Connor	26,800,742	268,171	4,611
2. Approval of the amendment and restatement of the 1997 Plan.

For	Against	Abstain	Broker Non-Votes
19,731,824	6,093,925	95,602	1,152,173
3. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Coinstar for the fiscal year ending December 31, 2009.

For	Against	Abstain
26,391,829	674,098	7,597
Arik A. Ahitov, Deborah L. Bevier, David M. Eskenazy, Robert D. Sznewajs, and Ronald B. Woodard will continue to serve as directors until their respective successor is duly elected and qualified, or until their death, resignation, or retirement.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by Coinstar on May 4, 2009)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.
	By:	/s/ Donald R. Rench
Date: June 8, 2009		Donald R. Rench
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by Coinstar on May 4, 2009)

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